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                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                            Bayshore Industrial, Inc.
                           Courtenay Polymers PTY Ltd.
                                Fabri-Moulds Ltd.
                         ICO Holdings Australia Pty Ltd.
                                  ICO Europe BV
                            ICO Global Services, Inc.
                          ICO Holdings New Zealand Ltd.
                                 ICO Italia Srl
                               ICO Minerals, Inc.
                           ICO Oilfield Cayman Islands
                                  ICO P&O, Inc.
                                ICO Permian, Inc.
                        ICO Petrochemicals Cayman Islands
                                 ICO Polymers BV
                           ICO Polymers Cayman Islands
                            ICO Polymers France S.A.
                         ICOPolymers Scandinavia BV ICO
                                Polymers UK Ltd.
                               ICO Polymers, Inc.
                                ICO Shearer, Inc.
                              ICO Technology, Inc.
                                   ICO UK Ltd.
                               ICO Worldwide, Inc.
                        Innovation Company, S.A. de C.V.
                           J.R. Courtenay (N.Z.) Ltd.
                             Nandella Holdings Ltd.
                              Rotec Chemicals, Ltd.
                                   Soreco S.A.
                        SCI Azur Immobiliere Beaucairoise
                                SCI du Port Pendu
                                    SCI Lomec
                              Swavasey Colours Ltd.
                                   Tec Ma Srl
                             Tecron Industries Ltd.
                            Verplast Spa Wedco France
                       SA (formerly Micronyl - Wedco S.A.)
                               Wedco Holland B.V.
                               Wedco Italy S.r.l.
                              Wedco Minerais Ltda.
                            Wedco Petrochemical, Inc.
                           Wedco America do Sul Ltda.
                    Willoughby Engineering & Development A.B.
                           Wedco Technology U.K. Ltd.
                             Wedco Technology, Inc.
                                   Wedco, Inc.


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